As filed with the Securities and Exchange Commission on August 31, 2005

                                           Registration Statement No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

                NEW JERSEY                                22-2625848
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                  Identification no.)

                                  80 PARK PLAZA
                                  P.O. BOX 1171
                          NEWARK, NEW JERSEY 07101-1171
                                 (973) 430-7000

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                    WITH COPIES TO:
            THOMAS M. O'FLYNN                   JAMES T. FORAN, ESQUIRE
      EXECUTIVE VICE PRESIDENT AND             ASSOCIATE GENERAL COUNSEL
         CHIEF FINANCIAL OFFICER                  80 PARK PLAZA, T5-B
              80 PARK PLAZA                          P.O. BOX 1171
              P.O. BOX 1171                  NEWARK, NEW JERSEY 07101-1171
      NEWARK, NEW JERSEY 07101-1171

       (Name, address, including zip code, and telephone number, including area code, of agent for service for registrant)

                                   ----------

      Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

                                   ----------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed Maximum    Proposed Maximum
             Title of Securities                        Amount to be      Offering Price    Aggregate Offering       Amount of
              to be Registered                           Registered        Per Share (1)         Price (1)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock Without Par Value....................    3,110,655 Shares       $62.71            $195,069,175           $22,960
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of determining the registration fee based on the average of the high and low prices on August 26, 2005 for Common Stock without par value of Public Service Enterprise Group Incorporated, as reported in the consolidated reporting system.

(2) As permitted by Rule 429 under the Securities Act of 1933, as amended, the prospectus included herein is a prospectus which also relates to Registration Statement No. 033-49123 previously filed by Public Service Enterprise Group Incorporated as to which 110,655 shares of Common Stock without Par Value remain unsold. This registration statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 033-49123, which shall become effective concurrently with this registration statement in accordance with section 8(c) of the Securities Act.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        Preliminary Copy -- Subject to Completion, Dated August 31, 2005

PROSPECTUS

                                   [LOGO] PSEG

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

               3,110,655 shares of Common Stock without Par Value

                             Enterprise Direct Plan
                (Dividend Reimbursement and Stock Purchase Plan)

                                   ----------

      We hereby offer participation in the Enterprise Direct Plan (Enterprise Direct or Plan). Enterprise Direct is a direct stock purchase plan designed to promote long-term ownership among investors in our common stock, without par value (Common Stock).

      Under Enterprise Direct:

      o Shareholders who own shares of Common Stock or any of the several series of preferred stock (Preferred Stock) of our subsidiary, Public Service Electric and Gas Company (PSE&G), directly in their name may enroll.

      o Non-shareholders may enroll in the Plan by making an initial investment (Initial Investment) either by investing at least $250 or by authorizing automatic monthly investments (Automatic Investments) of at least $50. An enrollment fee (Enrollment Fee) will be deducted from the Initial Investment.

      o All or a portion of dividends from Common Stock or Preferred Stock may automatically be reinvested in additional shares of Common Stock.

      o Once enrolled, Participants may make additional investments (Voluntary Contributions) of $50 or more. The maximum annual investment (including the Initial Investment and Voluntary Contributions, but excluding reinvested dividends and shares deposited with Enterprise Direct for safekeeping only) is $125,000.

      o Shareholders who hold Common Stock certificates may deposit them with the Administrator for safekeeping, whether or not they reinvest their dividends.

      o No brokerage commissions will be charged for purchases or reinvestments through the Plan. Participants will be required to pay certain fees in connection with the Plan. See "Service Fees."

      o Any shareholders enrolled or deemed to be enrolled (Participants) may sell shares of Common Stock credited to their accounts through Enterprise Direct. Brokerage commissions, related service charges and any applicable taxes will be deducted from the proceeds of such sales.

      o Participants may have any non-reinvested dividends on shares of Common Stock held in their Enterprise Direct accounts paid by electronic deposit.

      Shares of Common Stock will be purchased under the Plan, at our option, from newly issued shares, shares held in our treasury or shares purchased on the open market by a broker-dealer registered under the Securities Exchange Act of 1934 (Exchange Act) selected by us, which is acting as an "agent independent" of us and our affiliates, as that term is defined in rules and regulations under the Exchange Act (Independent Agent). However, Common Stock purchased with the Initial Investment by a non-shareholder will be acquired in the open market. All sales of Common Stock under the Plan will be made by the Independent Agent.

      The Common Stock is listed on the New York Stock Exchange under the ticker symbol "PEG." The closing price of the Common Stock on August 26, 2005 was $62.31.

      We have appointed our subsidiary, PSEG Services Corporation (Services), as the Administrator of the Plan.

      Investing in the common stock involves risks. See "Risk Factors" beginning on page 3.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                 The date of this Prospectus is August   , 2005.

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC). In this prospectus, unless the context indicates otherwise, the words and terms PSEG, Company, we, our, ours and us refer to Public Service Enterprise Group Incorporated and its consolidated subsidiaries.

      We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into the registration statement.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov, as well as at our web site at www.pseg.com. You may read and copy any material on file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

      You may also inspect these documents at the New York Stock Exchange, Inc. (New York Stock Exchange) where certain of our securities are listed.

      The SEC allows us to "incorporate by reference" documents that are filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the information in the documents listed below that has been filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), prior to the termination of this offering of Common Stock.

      o Our Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2004, except for Items 6, 7, 7A and 8 thereof.

      o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005.

      o Our Current Reports on Form 8-K filed January 24, 2005, February 3, 2005, February 4, 2005, April 6, 2005, April 22, 2005, May 4, 2005
            (except with respect to Item 2.02), May 20, 2005, May 27, 2005, June 16, 2005, July 12, 2005, July 19, 2005, July 29, 2005, August 2,
            2005, August 16, 2005 and August 29, 2005.

      o Our Definitive Joint Proxy Statement filed on June 8, 2005 and June 13, 2005.

      o The description of common stock in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of amending such description.

      You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07102
                            Telephone (973) 430-6565

      You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our results of operations, financial condition, business and prospects may change after this prospectus and the prospectus supplement are distributed to you. You should not assume that the information in this prospectus and the prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

   THIS PROSPECTUS CONTAINS THE TEXT OF ENTERPRISE DIRECT IN ITS ENTIRETY AND,
       THEREFORE, SHOULD BE RETAINED BY PARTICIPANTS FOR FUTURE REFERENCE.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

General

      We are an integrated energy and energy services company engaged in power generation, regulated delivery of power and gas service and wholesale energy marketing and trading. We are an exempt public utility holding company under the Public Utility Holding Company Act of 1935 and neither own nor operate any physical properties. Through our subsidiaries, we are one of the leading providers of energy and energy-related services in the nation. We have four direct, wholly-owned subsidiaries:

      o Public Service Electric and Gas Company (PSE&G), which is an operating public utility company engaged principally in the transmission and distribution of electric energy and gas service in New Jersey;

      o PSEG Power LLC (Power), which is a multi-regional independent electric generation and wholesale energy marketing and trading company;

      o PSEG Energy Holdings L.L.C. (Energy Holdings), which participates nationally and internationally in energy-related lines of business through its subsidiaries; and

      o PSEG Services Corporation (Services), which provides administrative and support services to us and our subsidiaries.

      We are a New Jersey corporation with our principal offices located at 80 Park Plaza, Newark, New Jersey 07101. Our telephone number is (973) 430-7000.

Proposed Merger with Exelon Corporation

      On December 20, 2004, we entered into a merger agreement (Merger Agreement) with Exelon Corporation (Exelon). Under the Merger Agreement, our common stock will be converted into Exelon common stock, and Exelon will be the surviving entity in the Merger. If the Merger is completed, Exelon will change its name to Exelon Electric & Gas Corporation. We believe the proposed Merger would create a strong combined company that will deliver important benefits to our shareholders, to our customers and to the communities we serve.

      Subject to the terms and conditions of the Merger Agreement, if the Merger is completed, our shareholders will receive 1.225 shares of Exelon common stock for each share of our common stock they hold, and each outstanding option to purchase shares of our common stock will be assumed by Exelon and substituted with an option to purchase shares of Exelon common stock, exercisable on generally the same terms and conditions that applied before the Merger but adjusted for the exchange ratio. The exchange ratio is fixed in the Merger Agreement, and neither we nor Exelon has the right to terminate the Merger Agreement based solely on changes in either party's stock price.

      The discussion of the Merger Agreement above is qualified in its entirety by the Merger Agreement itself, which was filed as Annex A to our Definitive Joint Proxy Statement and is incorporated herein by reference. For more information relating to the Merger, please refer to the documents incorporated by reference in this prospectus, including our Definitive Joint Proxy Statement. See "Where You Can Find More Information."

                                  RISK FACTORS

      The following factors should be considered when reviewing our business and are relied upon by us in issuing any forward-looking statements. These factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of us. Some or all of these factors may apply to us and our subsidiaries. You should also review the Pro Forma Financial Statements and risk factors related to the proposed Merger which are included in our Definitive Joint Proxy Statement filed June 8 and June 13, 2005 and incorporated herein by this reference.

Generation Operating Performance May Fall Below Projected Levels

      Operating our generating stations below expected capacity levels may result in lost revenues, increased expenses and penalties. Individual facilities may be unable to meet operating and financial obligations resulting in reduced cash flow.

      The risks associated with operating power generation facilities, each of which could result in performance below expected capacity levels, include:

      o     breakdown or failure of equipment or processes;

      o     disruptions in the transmission of electricity;

      o     labor disputes;

      o     fuel supply interruptions;

      o limitations which may be imposed by environmental or other regulatory requirements;

      o     permit limitations; and

      o operator error or catastrophic events such as fires, earthquakes, explosions, floods, acts of terrorism or other similar occurrences.

Credit, Commodity And Financial Market Risks Could Negatively Impact Our
Business

      The revenues generated by the operation of our generating stations are subject to market risks that are beyond our control. Our generation output will either be used to satisfy our wholesale contracts or be sold into the competitive power markets or under other bilateral contracts. Participants in the competitive power markets are not guaranteed any specified rate of return on their capital investments through recovery of mandated rates payable by purchasers of electricity.

      Our generation revenues and results of operations are dependent upon prevailing market prices for energy, capacity, ancillary services and fuel supply in the markets we serve.

      The following factors are among those that influence the market prices for energy, capacity and ancillary services:

      o the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity less expensively;

      o changes in the rules set by regulatory authorities with respect to the manner in which electricity sales will be priced;

      o transmission congestion and access in Pennsylvania, New Jersey, Maryland Interconnection ("PJM") and/or other competitive markets;

      o the operation of nuclear generation plants in PJM and other competitive markets beyond their presently expected dates of decommissioning;

      o prevailing market prices for enriched uranium, fuel oil, coal and natural gas and associated transportation costs;

      o     fluctuating weather conditions;

      o reduced growth rate in electricity usage as a result of factors such as national and regional economic conditions and the implementation of conservation programs; and

      o changes in regulations applicable to PJM and other Independent System Operators (ISOs).

      As a result of the Basic Generation Service (BGS) auction, Power entered into contracts with the direct suppliers of the New Jersey electric utilities, including PSE&G. These bilateral contracts are subject to credit risk. This credit risk relates to the ability of counterparties to meet their payment obligations for the power delivered under each BGS contract. Any failure to collect these payments under these BGS contracts with counterparties could have a material impact on our results of operations, cash flows and financial position.

Energy Obligations, Available Supply And Trading Risks Could Negatively Impact Our Business

      Our energy trading and marketing activities frequently involve the establishment of energy trading positions in the wholesale energy markets on long-term and short-term bases. To the extent that we have forward purchase contracts to provide or purchase energy in excess of demand, a downturn in the markets is likely to result in a loss from a decline in the value of our long positions as we attempt to sell energy in a falling market.

Conversely, to the extent that we enter into forward sales contracts to deliver energy we do not own, or take short positions in the energy markets, an upturn in the energy markets is likely to expose us to losses as we attempt to cover our short positions by acquiring energy in a rising market.

      If the strategy we utilize to hedge our exposures to these various risks is not effective, we could incur significant losses. Our substantial energy trading positions can also be adversely affected by the level of volatility in the energy markets that, in turn, depends on various factors, including weather in various geographical areas and short-term supply and demand imbalances, which cannot be predicted with any certainty.

Counterparty Credit Risks Or A Deterioration Of Power's Credit Quality May Have An Adverse Impact On Our Business

      We are exposed to the risk that counterparties will not perform their obligations. Although we have devoted significant resources to develop our risk management policies and procedures as well as counterparty credit requirements, and will continue to do so in the future, we can give no assurance that losses from our energy trading activities will not have a material adverse effect on our business, prospects, results of operations, financial condition or net cash flows.

      In connection with its energy trading activities, Power must meet credit quality standards required by counterparties. Standard industry contracts generally require trading counterparties to maintain investment grade ratings. These same contracts provide reciprocal benefits to Power. If Power loses its investment grade credit rating, its subsidiary, PSEG Energy Resources & Trade LLC (ER&T), would have to provide collateral in the form of letters of credit or cash, which would significantly impact the energy trading business. This would increase our costs of doing business and limit our ability to successfully conduct our energy trading operations.

The Electric Energy Industry is Undergoing Substantial Change

      The electric energy industry in the State of New Jersey, across the country and around the world is undergoing major transformations. As a result of deregulation and the unbundling of energy supplies and services, the gas and electric retail markets are now open to competition from other suppliers. Increased competition from these suppliers could reduce the quantity of our wholesale sales and have a negative impact on earnings and cash flows. We are affected by many issues that are common to the electric industry such as:

      o ability to obtain adequate and timely rate relief, cost recovery, including unsecuritized stranded costs, and other necessary regulatory approvals;

      o deregulation, the unbundling of energy supplies and services and the establishment of a competitive energy marketplace for products and services;

      o     the possibility of reregulation in some deregulated markets;

      o     energy sales retention and growth;

      o     revenue and price stability and growth;

      o     nuclear operations and decommissioning;

      o increased capital investments attributable to environmental regulations;

      o     managing energy trading operations;

      o ability to complete development or acquisition of current and future investments;

      o managing electric generation operations in locations outside of our traditional utility service territory;

      o     exposure to market price fluctuations and volatility;

      o     regulatory restrictions on affiliate transactions; and

      o     debt and equity market concerns.

Because A Portion Of Our Business Is Conducted Outside The United States, Adverse International Developments Could Negatively Impact Our Business

      A component of our business strategy has been the development, acquisition and operation of projects outside the United States. The economic and political conditions in certain countries where Energy Holdings' subsidiary, PSEG Global Inc. (Global), has interests, or in which Global is or could be exploring development or acquisition opportunities, present risks that may be different than those found in the United States including:

      o     delays in permitting and licensing;

      o     construction delays and interruption of business;

      o     risks of war;

      o     expropriation;

      o     nationalization;

      o     renegotiation or nullification of existing contracts; and

      o     changes in law or tax policy.

      Changes in the legal environment in foreign countries in which Global may develop or acquire projects could make it more difficult to obtain non-recourse project refinancing on suitable terms and could impair Global's ability to enforce its rights under agreements relating to such projects.

      Operations in foreign countries also present risks associated with currency exchange and convertibility, inflation and repatriation of earnings. In some countries in which Global may develop or acquire projects in the future, economic and monetary conditions and other factors could affect Global's ability to convert its cash distributions to United States Dollars or other freely convertible currencies, or to move funds offshore from these countries. Furthermore, the central bank of any of these countries may have the authority to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although Global generally seeks to structure power purchase contracts and other project revenue agreements to provide for payments to be made in, or indexed to, United States Dollars or a currency freely convertible into United States Dollars, its ability to do so in all cases may be limited.

If Our Operating Performance Falls Below Projected Levels, We May Not Be Able to Service Our Debt

      The risks associated with operating power generation facilities include the breakdown or failure of equipment or processes, labor disputes and fuel supply interruption, each of which could result in performance below expected capacity levels. Operation below expected capacity levels may result in lost revenues, increased expenses, higher maintenance costs and penalties, in which case there may not be sufficient cash available to service project debt. In addition, many of Global's generation projects rely on a single fuel supplier and a single customer for the purchase of the facility's output under a long term contract. While Global generally has liquidated damage provisions in its contracts, the default by a supplier under a fuel contract or a customer under a power purchase contract could adversely affect the facility's cash generation and ability to service project debt.

      Countries in which Global owns and operates electric and gas distribution facilities may impose financial penalties if reliability performance standards are not met. In addition, inefficient operation of the facilities may cause lost revenue and higher maintenance expenses, in which case there may not be sufficient cash available to service project debt.

Because We are a Holding Company, Our Ability to Service Our Debt Could Be
Limited

      We are a holding company with no material assets other than the stock or membership interests of our subsidiaries and project affiliates. Accordingly, all of our operations are conducted by our subsidiaries and project affiliates which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amounts when due on our debt or to make any funds available to us to pay such amounts. As a result, our debt will effectively be subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries and project affiliates and our rights and hence the rights of our creditors to participate in any distribution of assets of any subsidiary or project affiliate upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's or project affiliate's creditors, except to the extent that our claims as a creditor of such subsidiary or project affiliate may be recognized.

      We depend on our subsidiaries' and project affiliates' cash flow and our access to capital in order to service our indebtedness. The project-related debt agreements of subsidiaries and project affiliates generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations.

      Our subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement will not cause a default with respect to our debt and that of our subsidiaries, it may materially affect our ability to service our outstanding indebtedness.

      We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness.

Our Ability To Control Cash Flow From Our Minority Investments Is Limited

      Our ability to control investments in which we own a minority interest is limited. Assuming a minority ownership role presents additional risks, such as not having a controlling interest over operations and material financial and operating matters or the ability to operate the assets more efficiently. As such, neither we nor Global are able to unilaterally cause dividends or distributions to be made to us or Global from these operations.

      Minority investments may involve risks not otherwise present for investments made solely by us and our subsidiaries, including the possibility that a partner, majority investor or co-venturer might become bankrupt, may have different interests or goals, and may take action contrary to our instructions, requests, policies or business objectives. Also, if no party has full control, there could be an impasse on decisions. In addition, certain investments of Energy Holdings' subsidiary, PSEG Resources LLC (Resources), are managed by unaffiliated entities which limits Resources' ability to control the activities or performance of such investments and managers.

Failure to Obtain Adequate and Timely Rate Relief Could Negatively Impact Our Business

      As a public utility, PSE&G's rates are regulated by the New Jersey Board of Public Utilities ("BPU") and the Federal Energy Regulatory Commission (FERC). These rates are designed to allow PSE&G to recover its operating expenses and earn a fair return on its rate base, which primarily consists of its property, plant and equipment less various adjustments. These rates include its electric and gas tariff rates that are subject to regulation by the BPU as well as its transmission rates that are subject to regulation by the FERC. PSE&G's base rates are set by the BPU for electric distribution and gas distribution and are effective until the time a new rate case is brought to the BPU. These base rate cases generally take place every few years. Limited categories of costs are recovered through adjustment charges that are periodically reset to reflect actual costs. If these costs exceed the amount included in PSE&G's adjustment charges, there will be a negative impact on earnings or cash flows.

      If PSE&G's operating expenses, other than costs recovered through adjustment charges, exceed the amount included in its base rates and in its FERC jurisdictional rates, there will be a negative impact on our earnings and operating cash flows.

      Global's electric and gas distribution facilities are rate-regulated enterprises. Governmental authorities establish rates charged to customers. While these rates are designed to cover all operating costs and provide a return, considerable fiscal and cash uncertainties in certain countries due to economic, political and social crisis could have an adverse impact.

      We can give no assurances that rates will, in the future, be sufficient to cover Global's costs and provide a return on its investment. In addition, future rates may not be adequate to provide cash flow to pay principal and interest on the debt of Global's subsidiaries' and affiliates or to enable its subsidiaries and affiliates to comply with the terms of debt agreements.

We May Not Have Access To Sufficient Capital In The Amounts And At The Times Needed

      Capital for our projects and investments has been provided by internally-generated cash flow and borrowings by us and our subsidiaries. We require continued access to debt capital from outside sources in order to efficiently fund our capital needs and assure the success of our future projects and acquisitions. Our ability to arrange financing on a non-recourse basis and the costs of capital depend on numerous factors including, among other things, general economic and market conditions, the availability of credit from banks and other financial institutions, investor confidence, the success of current projects and the quality of new projects.

      We can give no assurances that our current and future capital structure or financial condition will permit access to bank and debt capital markets. The availability of capital is not assured since it is dependent upon our performance and that of our other subsidiaries. As a result, there is no assurance that we or our subsidiaries will be successful in obtaining financing for our projects and acquisitions or funding the equity commitments required for such projects and acquisitions in the future.

We And Our Subsidiaries Are Subject To Substantial Competition From Well Capitalized Participants In The Worldwide Energy Markets

      We and our subsidiaries are subject to substantial competition in the United States and in international markets from:

      o     merchant generators;

      o     domestic and multi-national utility generators;

      o     fuel supply companies;

      o     engineering companies;

      o     equipment manufacturers; and

      o     affiliates of other industrial companies.

      Restructuring of worldwide energy markets, including the privatization of government-owned utilities and the sale of utility-owned assets, is creating opportunities for, and substantial competition from, well-capitalized entities which may adversely affect our ability to make investments on favorable terms and achieve our growth objectives. Increased competition could contribute to a reduction in prices offered for power and could result in lower returns which may affect our ability to service our outstanding indebtedness, including short-term debt.

      Deregulation may continue to accelerate the current trend toward consolidation among domestic utilities and could also result in the further splitting of vertically-integrated utilities into separate generation, transmission and distribution businesses. As a result, additional competitors could become active in the independent power industry. Resources faces competition from numerous well-capitalized investment and finance company affiliates of banks, utilities and industrial companies.

Power Transmission Facilities May Impact Our Ability To Deliver Our Output To Customers

      Our ability to sell and deliver our electric energy products and grow our business may be adversely impacted and our ability to generate revenues may be limited if:

      o     transmission is disrupted;

      o     transmission capacity is inadequate; or

      o     a region's power transmission infrastructure is inadequate.

Regulatory Issues Significantly Impact Our Operations

      Federal, state and local authorities impose substantial regulation and permitting requirements on the electric power generation business. We are required to comply with numerous laws and regulations and to obtain numerous governmental permits in order to operate our generation stations.

      We believe that we have obtained all material energy-related federal, state and local approvals including those required by the NRC, currently required to operate our generation stations. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations or for other reasons. We cannot assure that we will be able to obtain any required regulatory approval in the future, or that we will be able to obtain any necessary extension in receiving any required regulatory approvals. Any failure to obtain or comply with any required regulatory approvals could materially adversely affect our ability to operate our generation stations or sell electricity to third parties.

      We are subject to pervasive regulation by the NRC with respect to the operation of our nuclear generation stations. This regulation involves testing, evaluation and modification of all aspects of plant operation in light of NRC safety and environmental requirements. The NRC also requires continuous demonstrations that plant operations meet applicable requirements. The NRC has the ultimate authority to determine whether any nuclear generation unit may operate.

      We can give no assurance that existing regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or any of our generation stations or that future changes in laws and regulations will not have a detrimental effect on our business.

Environmental Regulation May Limit Our Operations

      We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals currently required to own and operate our facilities or that these approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

      We can give no assurance that we will be able to:

      o obtain all required environmental approvals that we do not yet have or that may be required in the future;

      o obtain any necessary modifications to existing environmental approvals;

      o maintain compliance with all applicable environmental laws, regulations and approvals; or

      o     recover any resulting costs through future sales.

      Delay in obtaining or failure to obtain and maintain in full force and effect any environmental approvals, or delay or failure to satisfy any applicable environmental regulatory requirements, could prevent construction of new facilities, operation of our existing facilities or sale of energy from these facilities or could result in significant additional cost to us.

We Are Subject To More Stringent Environmental Regulation Than Many Of Our Competitors

      Our facilities are subject to both federal and state pollution control requirements. Most of our generating facilities are located in the State of New Jersey. In particular, New Jersey's environmental programs are generally considered to be more stringent in comparison to similar programs in other states. As such, there may be instances where the facilities located in New Jersey are subject to more stringent and, therefore, more costly pollution control requirements than competitive facilities in other states.

Insurance Coverage May Not Be Sufficient

      We have insurance for our facilities, including:

      o     all-risk property damage insurance;

      o     commercial general public liability insurance;

      o     boiler and machinery coverage;

      o     nuclear liability; and

      o for our nuclear generating units, replacement power and business interruption insurance in amounts and with deductibles that we consider appropriate.

      We can give no assurance that this insurance coverage will be available in the future on commercially reasonable terms or that the insurance proceeds received for any loss of or any damage to any of our facilities will be sufficient to permit us to continue to make payments on our debt. Additionally, some of our properties may not be insured in the event of an act of terrorism.

Acquisition, Construction And Development Activities May Not Be Successful

      We may seek to acquire, develop and construct new energy projects, the completion of any of which is subject to substantial risk. This activity requires a significant lead time and requires us to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other development expenses in preparation for competitive bids or before it can be established whether a project is economically feasible.

      The construction, expansion or refurbishment of a generation, transmission or distribution facility may involve:

      o     equipment and material supply interruptions;

      o     labor disputes;

      o     unforeseen engineering environmental and geological problems; and

      o     unanticipated cost overruns.

      The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. In addition, some power purchase contracts permit the customer to terminate the contract, retain security posted by the developer as liquidated damages or change the payments to be made to the subsidiary or the project affiliate in the event specified milestones, such as commercial operation of the project, are not met by specified dates. If project start-up is delayed and the customer exercises these rights, the project may be unable to fund principal and interest payments under its project financing agreements. We can give no assurance that we will obtain access to the substantial debt and equity capital required to develop and construct new generation projects or to refinance existing projects to supply anticipated future demand.

Changes In Technology May Make Our Power Generation Assets Less Competitive

      A key element of our business plan is that generating power at central power plants produces electricity at relatively low cost. There are other technologies that produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. It is possible that advances in technology will reduce the cost of alternative methods of producing electricity to a level that is competitive with that of most central station electric production. If this were to happen, our market share could be eroded and the value of our power plants could be significantly impaired. Changes in technology could also alter the channels through which retail electric customers buy electricity, which could affect our financial results.

Recession, Acts Of War Or Terrorism Could Negatively Impact Our Business

      The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and the capital and commodity markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

      Like other operators of major industrial facilities, our generation plants, fuel storage facilities and transmission and distribution facilities may be targets of terrorist activities that could result in disruption of our ability to produce or distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus or in the documents or information incorporated by reference or deemed to be incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words "will," "anticipate," "intend," "estimate," "believe," "expect," "plan," "hypothetical," "potential," "forecast," "project," and variations of such words and similar expressions are intended to identify forward-looking statements. The following review of factors should not be construed as exhaustive or as any admission regarding the adequacy of our disclosures prior to the effective date of the Private Securities Litigation Reform Act of 1995. These risks and uncertainties include:

      o market, credit rating and other risks that could result from any inability to close the pending merger with Exelon Corporation;

      o credit, commodity, interest rate, counterparty and other financial market risks;

      o liquidity and the ability to access capital and credit markets and maintain adequate credit ratings;

      o adverse or unanticipated weather conditions that significantly impact costs and/or operations, including generation;

      o     changes in the electric industry, including changes to power pools;

      o changes in the number of market participants and the risk profiles of such participants;

      o changes in technology that make generation, transmission, and/or distribution assets less competitive;

      o availability of power transmission facilities that impact the ability to deliver output to customers;

      o     growth in costs and expenses;

      o operating performance or cash flow from investments falling below projected levels;

      o     environmental regulations that significantly impact operations;

      o changes in rates of return on overall debt and equity markets that could adversely impact the value of pension assets and liabilities and the Nuclear Decommissioning Trust Funds;

      o     ability to maintain satisfactory regulatory results;

      o changes in political conditions, recession, acts of war or terrorism;

      o continued availability of insurance coverage at commercially reasonable rates;

      o involvement in lawsuits, including liability claims and commercial disputes;

      o inability to attract and retain management and other key employees particularly in consideration of the pending merger with Exelon Corporation;

      o acquisitions, divestitures, mergers, restructurings or strategic initiatives that change PSEG's, PSE&G's, Power's and Energy Holdings' structure;

      o     business combinations among competitors and major customers;

      o     general economic conditions, including inflation or deflation;

      o     regulatory issues that significantly impact operations;

      o changes to accounting standards or accounting principles generally accepted in the U.S., which may require adjustments to financial statements;

      o     changes in tax laws and regulations;

      o ability to recover investments or service debt as a result of any of the risks or uncertainties mentioned herein;

      o     ability to obtain adequate and timely rate relief;

      o     energy transmission constraints or lack thereof;

      o adverse changes in the market for energy, capacity, natural gas, emissions credits, congestion credits and other commodity prices, especially during extreme price movements for natural gas and power;

      o     surplus of energy capacity and excess supply;

      o     substantial competition in the worldwide energy markets;

      o inability to effectively manage portfolios of electric generation assets, gas supply contracts and electric and gas supply obligations;

      o margin posting requirements, especially during significant price movements for natural gas and power;

      o     availability of fuel and timely transportation at reasonable prices;

      o effects on competitive position of actions involving competitors or major customers;

      o     changes in product or sourcing mix;

      o delays, cost escalations or unsuccessful acquisitions, construction and development;

      o changes in regulation and safety and security measures at nuclear facilities;

      o     changes in political regimes in foreign countries;

      o     international developments negatively impacting business;

      o     changes in foreign currency exchange rates;

      o deterioration in the credit of lessees and their ability to adequately service lease rentals; and

      o     ability to realize tax benefits.

      All of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any related prospectus supplement are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

                         DESCRIPTION OF THE COMMON STOCK

      The following description summarizes the material terms of our common stock. Because this section is a summary, it does not describe every aspect of our common stock. For additional information, you should refer to the applicable provisions of the New Jersey Business Corporation Act and our Certificate of Incorporation, as amended (the "Charter") and By-Laws, as amended. Our Charter and By-Laws are exhibits to the registration statement of which this prospectus is a part.

Authorized Common Stock

      Our authorized capital stock consists of 500,000,000 shares of common stock, without par value.

Common Stock

      General. As of August 26, 2005, 239,036,796 shares of our common stock were issued and outstanding. The outstanding shares of our common stock are, and any common stock offered hereby when issued and paid for will be, fully paid and non-assessable.

      Dividend Rights. Holders of our common stock are entitled to such dividends as may be declared from time to time by our board of directors from legally available funds after payment of all amounts owed on any preferred stock that may be outstanding.

      Voting Rights. Holders of our common stock are entitled to one vote for each share held by them on all matters presented to shareholders. In the election of directors, shareholders have cumulative voting rights.

      Liquidation Rights. After satisfaction of the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

      Preemptive Conversion or Redemption Rights. The holders of our common stock have preemptive rights as to additional issues of our common stock not issued on a competitive basis or by an offering to or through underwriters. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

Transfer Agents and Registrars

      The co-transfer agents and co-registrars for our common and preferred stock are the Shareholder Services Department of Services and the Continental Stock Transfer and Trust Company.

                           THE ENTERPRISE DIRECT PLAN

The following constitutes the full text of Enterprise Direct:

Purpose

      Enterprise Direct is a direct stock purchase plan designed to promote long-term ownership among investors in our Common Stock. Participants may purchase shares of Common Stock and reinvest all or a portion of the dividends paid on Common Stock and/or Preferred Stock in shares of Common Stock, without the payment of any brokerage commissions. To the extent, if any, that such shares are purchased directly from us, the Plan will provide Enterprise with additional equity capital.

Administration

      Enterprise Direct is administered by the individual (who may be our employee of or an employee of any of our subsidiaries), bank, trust company or other entity (including us or any of our subsidiaries) appointed from time to time by us to act as administrator of the Plan (Administrator).

      The Administrator is responsible for administering the Plan, receiving all cash investments made by Participants, forwarding funds to be used to purchase Common Stock in the open market and sales instructions to the Independent Agent, holding shares of stock acquired under the Plan, maintaining records, sending statements of account to Participants and performing other duties related to the Plan. Under certain circumstances, the Administrator may be an Independent Agent.

      We have appointed Services as the Administrator of Enterprise Direct. We believe that the appointment of Services as the Administrator poses no material risks to Participants in Enterprise Direct.

Inquiries

      Participants may contact the Administrator by writing to:

            PSEG Services Corporation
            Stockholder Services
            P. O. Box 1171
            Newark, New Jersey 07101-1171

      By Telephone, Toll Free:

      (800) 242-0813 between 10 a.m. and 3:30 p.m. Monday through Friday, Eastern Time;

      - By Facsimile:

            (973) 824-7056; OR

      - By E-Mail:

            stkserv@pseg.com

Eligibility

      Any person or entity is eligible to participate in Enterprise Direct provided that (i) such person or entity fulfills the requirements described below under "Enrollment Procedures" and (ii) in the case of foreign investors, participation is limited to shareholders whose participation would not violate local laws and regulations or subject the Plan, the Administrator or us to taxation by or in such jurisdictions.

      Regulations in certain countries may limit or prohibit participation in this type of plan. Therefore, persons residing outside the U.S. who wish to participate in Enterprise Direct should first determine whether they are subject to any governmental regulations prohibiting their participation. Enterprise Direct is not offered to any person in any country where such participation is prohibited or where registration of us, the Administrator or the Common Stock would be required as a condition of such person's participation.

Enrollment Procedures

      Requests for copies of an enrollment and authorization form
(Enrollment/Authorization Form) and this Prospectus should be made to the Administrator at the addresses and telephone numbers listed in "Inquiries", above.

      Shareholders

      Shareholders who hold shares of Common Stock or shares of any series of Preferred Stock directly in their name may join Enterprise Direct by completing the Enrollment/Authorization Form. See "Methods of Investment".

      Non-Shareholders

      Investors may join Enterprise Direct by returning a completed Enrollment/Authorization Form to the Administrator. To enroll, investors must make an Initial Investment of at least $250 or authorize Automatic Investments of at least $50 per month. See "Methods of Investment". Non-shareholders will pay a one-time enrollment fee. See "Service Fees". Common Stock purchased with the Initial Investment by a non-shareholder will be purchased in the open market. See "Purchases of Common Stock".

      "Street Name" Holders/Transfer of Shares From a Broker

      Beneficial owners whose shares are registered in the name of a bank, a broker, a trustee or other agent may transfer these shares to an Enterprise Direct account by instructing their agent to register these shares directly in their name. Upon such registration, the shareholder may enroll in Enterprise Direct by returning a completed Enrollment/Authorization Form to the Administrator.

Methods of Investment

      A Participant's total investment cannot exceed $125,000 per calendar year and must be made in U.S. Dollars. For the purpose of applying this limit, all investments during any calendar year (including the Initial Investment and all Voluntary Contributions, but excluding reinvested dividends and shares deposited with Enterprise Direct for safekeeping only) are aggregated. No interest will be paid on amounts held by the Administrator pending investment.

      Direct Investment

      Participants may make investments in Common Stock through Enterprise Direct of at least $250 for an Initial Investment and at least $50 per investment for any Voluntary Contributions (each, a Direct Investment) by mailing a new Enrollment/Authorization Form together with a check or money order as directed on the form. The check or money order must be in U.S. dollars and drawn on a U.S. bank. Do not send cash. Funds received by the Administrator at least two business days prior to an Investment Date (as defined in "Investment Dates", below) will be invested on such Investment Date. Funds received less than two business days prior to an Investment Date will be invested on the following Investment Date. Any individual or entity may make Direct Investments on behalf of any Participant or eligible investor as a gift or award.

      A Direct Investment received by the Administrator and not yet used to purchase Common Stock through the Plan will be returned to the Participant as soon as practicable if a written request is received by the Administrator at least two business days prior to the applicable Investment Date. However, no refund of a check or money order will be made until the check or money order has cleared. Accordingly, such refunds may be delayed up to three weeks. No interest will be paid on a Direct Investment that is refunded to the participant.

      Automatic Investments

      Participants may make Voluntary Contributions through electronic withdrawals of at least $50 from a predesignated account with a U.S. Financial institution (Automatic Investments). To initiate Automatic Investments, Participants must complete and return the Automatic Investment section of the Enrollment/Authorization Form. Automatic Investments will be initiated as promptly as practicable. Once initiated, funds will be drawn two business days preceding the Investment Date for Automatic Investments. Participants should allow 4 to 6 weeks for the first Automatic Investment to be initiated or for changes in designated financial institutions or accounts. See "Investment Dates".

      Dividends

      Participants may elect to acquire Common Stock through the Plan by reinvesting all or a portion of dividends paid on Common Stock or Preferred Stock registered in their names by completing an Enrollment/Authorization Form. Participants electing partial reinvestment of dividends must designate the specific number of shares and series of securities (i.e., Common Stock and/or the one or more series of Preferred Stock) on which dividends will be paid in cash or reinvested. Once a Participant elects reinvestment, dividends paid on the specific securities so designated will be reinvested in shares of Common Stock until a different Enrollment/Authorization Form is received. An Enrollment/Authorization Form must be received by the Administrator no later than the first business day of a month in which a dividend is to be paid to be effective with respect to that dividend. The amount reinvested will be reduced by any amount which is required to be withheld under applicable tax or other statutes. See "Income Tax Information".

      If a Participant does not elect to reinvest dividends, or elects partial reinvestment, that portion of the dividends not being reinvested will be sent to the Participant by check or, if the Participant has elected, by electronic direct deposit. See "Direct Deposit of Dividends Not Reinvested". The amount of any such dividends paid will be reduced by any amount which is required to be withheld under applicable tax or other statutes. See "Income Tax Information".

Investment Dates

      Enterprise Direct's "Investment Dates" are as follows:

      (a) For Direct Investments, (i) the 15th day of each calendar month, or, if such day is not a day on which the financial markets in New York City are open for business, the next day on which they are open and (ii) the last day of each calendar month on which the financial markets in New York City are open for business. No interest will be paid on amounts held by the Administrator pending investment.

      (b) For Automatic Investments, the 15th day of each calendar month, or, if such day is not a day on which the financial markets in New York City are open for business, the next day on which they are open.

      (c) For dividends paid on Common Stock or Preferred Stock which are designated for investment through Enterprise Direct, on each respective dividend payment date.

Purchases of Common Stock

      Common Stock will be purchased by the Independent Agent in the open market or directly from us, at our sole discretion. However, Common Stock purchased with Initial Investment funds for non-shareholders will be acquired only in the open market. Shares purchased from us may be either newly issued shares or shares held in our treasury.

      We may not change our determination regarding the source of the shares (i.e., from us or in the open market) more than once in any 3-month period. At any time that shares of Common Stock are purchased in the open market for Participants, we will not exercise our right to change the source of purchases of Common Stock absent a determination by our Board of Directors or the Finance Committee of our Board of Directors that we have a need to increase equity capital or there is another compelling reason for such change.

      Open market purchases by the Independent Agent may be made on any stock exchange in the United States where the Common Stock is traded, in the over-the-counter market, from Participants who are selling through the Plan or by negotiated transactions on such terms as the Independent Agent, in its sole discretion, may reasonably determine at the time of purchase. Any shares purchased by the Independent Agent from us will be made in accordance with applicable requirements. None of us, the Administrator (unless the Administrator is also the Independent Agent) nor any Participant shall have any authority or power to direct the time or price at which shares of Common Stock may be purchased. We will pay all brokerage commissions, related service charges and any applicable taxes incurred by the Independent Agent in connection with the purchase of shares of Common Stock in the open market. For information concerning the potential income tax consequences to the Participant of open market purchases see "Income Tax Information".

      For shares purchased in the open market, the Independent Agent may, at its sole discretion, purchase such shares at any time beginning on the third business day prior to the Investment Date and ending on the fourth business day before the next Investment Date. The number of shares (including any fraction of a share) of Common Stock credited to the account of a Participant for a particular Investment Date will be determined by dividing the total amount of dividends, Direct Investments and/or Automatic Investments to be invested for such Participant on such Investment Date by the weighted average price per share of such purchases made for all Participants for such Investment Date.

      Purchases of shares of Common Stock from us, whether newly issued or treasury shares, will be made on the relevant Investment Date at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published for the Investment Date. No brokerage commissions will be incurred on shares acquired directly from us.

      Under enterprise direct, a participant does not have the ability to order the purchase of a specific number of shares, the purchase of shares at a specified price or a particular date of purchase, as may be done with purchases through a broker.

      The Independent Agent may commingle each Participant's funds with those of other Participants for the purpose of executing purchase and sale transactions.

Sales of Common Stock

      A Participant may sell any or all full shares of Common Stock in the Participant's account without terminating participation in Enterprise Direct by delivering a request acceptable to the Administrator. See "Administration". Any remaining full shares and fraction of a share will remain in the Participant's account. Under Enterprise Direct, a participant does not have the ability to sell shares at a specific price or on a particular date, as may be done with sales through a broker.

      A request to have the check for the proceeds of the sale of Plan shares issued in a name other than the account name of record will be honored only after the requirements for the transfer of stock have been met. See "Gift/Transfer of Shares".

      Sales will be made by the Independent Agent as soon as practicable after receipt of such request by the Administrator. Subject to applicable regulations, the Independent Agent shall have sole discretion as to all matters relating to such sales, including determining the number of shares, if any, to be sold on any day or at any time of that day, the prices received for such shares, the markets on which such sales are made and the person (including other brokers and dealers) from or through whom such sales are made. The Independent Agent may also, at its sole discretion, sell shares to Participants purchasing shares under Enterprise Direct at the weighted average price per share of the aggregate number of shares then being purchased by the Independent Agent in the open market. The proceeds from the sale, less any fees charged by us and brokerage fees, related service charges and any applicable taxes paid by the Independent Agent, will be remitted to the Participant by the Administrator. A service fee will be charged for such sales.

      See "Service Fees".

      A request to sell shares of common stock in a participant's account is irrevocable when made. The price received by the independent agent for the account of the participant will necessarily be dependent on market conditions in effect at the time of the sale. The market price of shares of common stock may fluctuate up or down between the time the participant requests such sale and the time such shares are actually sold by the independent agent. No liability for any such change in market price in connection with any such sale is or has been assumed by us, the Administrator or the Independent Agent.

Changing Plan Options

      Participants may change their Enterprise Direct options at any time by delivering a new Enrollment/Authorization Form or other instructions to that effect to the Administrator. Any such instructions must be received by the Administrator no later than the first business day of a month in which a dividend is to be paid to be effective for that dividend. In addition, for changes involving Automatic Investments, an Enrollment/Authorization Form indicating such change must be received by the Administrator no later than ten business days prior to the Investment Date upon which the change is to become effective.

Withdrawal from Enterprise Direct

      Participants may withdraw from Enterprise Direct by giving written notice to the Administrator. Upon withdrawal, the Administrator will maintain all shares of Common Stock held in the Participant's account in book-entry form, unless the Participant requests that the Administrator either (i) send a certificate for the number of whole shares held in the Enterprise Direct account and a check for the value of any fractional shares (based on 100% of the then current market price of the Common Stock at the time such shares are sold, less applicable fees, brokerage commissions, related service charges and any applicable taxes); or (ii) sell all shares in the Enterprise Direct account as described under "Sales of Common Stock". Thereafter, dividends will be paid in cash unless the shareholder rejoins Enterprise Direct.

      Certificates will be issued upon withdrawal in the name or names in which the account is maintained, unless otherwise instructed. See "Gift/Transfer of Shares". No certificates will be issued for a fractional share.

      All notices of withdrawal will be processed by the Administrator and any uninvested funds will be returned to the withdrawing Participant as soon as practicable, without interest. If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed to the Participant as soon as practicable following the dividend payment date.

Safekeeping

      Both Participants and non-Participants may deposit some or all of their Common Stock certificates with the Administrator for safekeeping. Shares deposited will be credited to the individual's account as maintained by the Administrator. By using Enterprise Direct's safekeeping service, shareholders no longer bear the risk and cost associated with the loss, theft or destruction of stock certificates. Shareholders using this service who are not Enterprise Direct Participants will receive dividends in cash until they enroll in Enterprise Direct. Shares held in safekeeping may be sold or transferred as described in "Sales of Common Stock" and "Gift/Transfer of Shares".

      To deposit certificates with Enterprise Direct's safekeeping service, shareholders should send their certificates by registered and insured mail to the Administrator with written instructions to deposit such shares. The certificates should not be endorsed and the assignment section should not be completed. All certificates deposited for safekeeping will be cancelled and a book-entry account established for the shareholder.

Direct Deposit of Dividends Not Reinvested

      Participants and non-Participants who elect not to reinvest all dividends on shares of Common Stock and Preferred Stock may receive non-reinvested dividends by electronic deposit to their accounts at predesignated U.S. financial institutions on the applicable dividend payment date. To receive direct deposit of funds, Participants and non-Participants must obtain from the Administrator a direct deposit authorization form ("Direct Deposit Form") and complete, sign and return it to the Administrator. Direct deposit of funds will become effective as promptly as practicable after receipt of a completed Direct Deposit Form. Changes in designated direct deposit accounts may be made by delivering a new Direct Deposit Form to the Administrator.

      Dividends on shares of Common Stock and Preferred Stock not designated for reinvestment and not directly deposited will be paid by check on the applicable dividend payment date.

Gift/Transfer of Shares

      Shareholders may transfer the ownership of some or all of their Enterprise Direct shares or shares of Common Stock held in safekeeping by contacting the Administrator and complying with its requirements for the transfer of stock then in effect. See "Inquiries". Shares may be transferred to new or existing shareholders.

Service Fees

      Enrollment Fee for Non-Shareholders .............................   $10.00
      (Deducted from the Initial Investment)

      Sales and Withdrawal Fee Per Transaction ........................   $10.00
      (Plus brokerage commissions, related service charges and any applicable taxes incurred by the Independent Agent in connection with such sale)

      Fee for Each Returned Check or Rejected Automatic Investment ....   $25.00

      Fee for Account Research ........................................   $25.00
      (Per hour; one hour minimum)

      We reserve the right at any time to change these fees or to charge Participants (including those who do not reinvest dividends) other fees, including but not limited to administrative, set-up and handling fees. Notices of such future changes or additional fees will be sent to Participants at least 60 days prior to their effective date.

      The Administrator will deduct the applicable fees and any other charges from proceeds due from a sale, funds received for investment or the payment of dividends. Any brokerage fees or commissions paid by us on behalf of a Participant to purchase shares of Common Stock under Enterprise Direct will be reported to the Internal Revenue Service ("IRS") as income to the Participant. See "Income Tax Information". At present, we estimate that brokerage fees and commissions will not exceed $0.10 per share. We do not control the amount or the timing of changes to brokerage fees and commissions. Therefore, no notice of increases in brokerage fees and commissions will be provided.

Reports To Participants

      Participants will be provided quarterly statements listing all transactions in the Participant's account for the calendar year through that quarter at their last known address as shown on the Administrator's records. In addition, Participants will be provided a monthly confirmation statement for each month in which a Voluntary Contribution is made. Quarterly statements provide cost basis information which is necessary for tax reporting after the sale of common stock and should be retained by the participant.

Stock Splits; Stock Dividends; Rights Offerings

      Only dividends payable in cash may be reinvested under the Plan. In the event dividends are paid in shares of Common Stock, or if shares of Common Stock are distributed in connection with any stock split or similar transaction, each Participant's account will be adjusted to reflect the receipt of shares of Common Stock so paid or distributed. In the event of a rights offering, rights will be issued and mailed directly to the Participant for the number of whole shares only and rights based on a fraction of a share held in the Participant's account will be sold and the net proceeds will be applied as a Direct Investment to purchase shares of Common Stock under the Plan on the next Investment Date.

Rights of Participants

      All Common Stock purchased and/or held in a Participant's account will be held in a nominee name and administered by the Administrator, as custodian. Cash held for a Participant's account pending investment will be held in a segregated account and will not be commingled with our or the Administrator's funds (although funds held for Participants will be commingled with funds held for other Participants). Participants will be provided all reports distributed to our shareholders, as well as proxy materials, including a proxy covering all Common Stock held in the Participant's account, relating to any annual or special meeting of our shareholders at the last address for the Participant shown on the Administrator's records. Common Stock held in a Participant's account will be voted as and to the extent specified by the Participant. If a proxy with respect to the Common Stock held in a Participant's account is not received by the Administrator prior to the fifth day before a shareholder meeting, the Administrator will vote the shares held in the Participant's account in accordance with the recommendations of our management.

Responsibility of the Administrator and Us; Indemnification

      Neither we nor the administrator can assure a profit or protect against a loss on shares purchased under enterprise direct. The establishment and maintenance of Enterprise Direct by us does not constitute an assurance with respect to either the value of Common Stock or whether we will continue to pay dividends on Common Stock or at what rate.

                MODIFICATION OR TERMINATION OF ENTERPRISE DIRECT

      We may modify or terminate Enterprise Direct at any time with or without prior notice and, in such event, Participants will be so notified. The Administrator also reserves the right to change any administrative procedures of Enterprise Direct.

Interpretation of Enterprise Direct

      We and the Administrator may, in our absolute discretion, interpret and regulate Enterprise Direct as deemed necessary or desirable in connection with the operation of Enterprise Direct and resolve questions or ambiguities concerning the various provisions of Enterprise Direct.

Governing Law

      Enterprise Direct shall be governed by and construed in accordance with the laws of the State of New Jersey.

Termination of Participation

      If a Participant does not have at least one whole share of Common Stock credited to the Participant's account under Enterprise Direct, or does not own any Common or Preferred Stock for which dividends are designated for reinvestment pursuant to Enterprise Direct, the Participant's participation in Enterprise Direct may be terminated by us upon written notice to the Participant. Additionally, we may terminate any Participant's participation in Enterprise Direct after sending written notice to such Participant at the address appearing on the Administrator's records. A Participant whose participation has been terminated will receive (i) a certificate for all of the whole shares of Common Stock credited to the Participant's account in Enterprise Direct, (ii) any dividends and cash investments credited to the Participant's account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to the Participant's account. Such fraction of a share shall be valued at the weighted average price per share of the aggregate number of shares sold by the Independent Agent on the day such fraction of a share is sold.

                             INCOME TAX INFORMATION

      We believe that the following is an accurate summary (as of the date of this Prospectus) of the U.S. federal income tax consequences generally applicable to Participants in Enterprise Direct who are taxable on their dividend income.

      For U.S. federal income tax purposes, dividends invested in our Common Stock under Enterprise Direct are taxable to the same extent and in the same manner as the dividends received from us in cash. Therefore, taxable Participants cannot avoid federal income taxes by participating in Enterprise Direct. Further, brokerage commissions paid by us for open market purchase of shares on a Participant's behalf are also treated as taxable dividends for this purpose. Annual informational returns sent to the IRS and to Participants, where required, will reflect all dividends declared on their Common Stock, whether or not invested under Enterprise Direct, and any related brokerage commissions.

      A Participant's income tax basis in shares acquired under Enterprise Direct will equal the price at which the shares are credited to the Participant's account by the Administrator and will be increased by any brokerage commissions incurred by us in purchasing the shares on the open market.

      This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdictions. Nor does it address all tax considerations applicable to a Participant's particular circumstances. Further, certain Participants, such as tax-exempt entities (e.g., pension plans and IRAs) and foreign shareholders may be exempt from U.S. federal income tax on their dividend income. Accordingly, Participants are urged to discuss participation in Enterprise Direct with their tax advisors before enrolling.

      In the case of Participants in Enterprise Direct whose dividends are subject to U.S. back-up withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld.

      In the case of foreign shareholders whose dividends are subject to U.S. tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required obtaining a reduction in the U.S. Withholding tax will be the responsibility of the foreign shareholder.

                                 USE OF PROCEEDS

      We will receive proceeds from the purchase of Common Stock pursuant to Enterprise Direct only to the extent that any such purchases are made directly from us and not in open market purchases by the Administrator. Proceeds received by us from such purchases will be used for general corporate purposes.

                              PLAN OF DISTRIBUTION

      Common Stock offered pursuant to Enterprise Direct will be purchased in the open market or, at our option, directly from us. Participants will be required to pay certain fees in connection with Enterprise Direct. See "The Enterprise Direct Plan -- Service Fees" for a description of the fees charged by Enterprise Direct. All other costs related to the administration of Enterprise Direct will be paid by us.

                                  LEGAL MATTERS

      The legality of the Common Stock covered hereby has been passed upon for us by James T. Foran, Esq., our Associate General Counsel and General Corporate Counsel of Services. Mr. Foran is an officer but not a Director, of us and Services and owns shares of Common Stock.

                                     EXPERTS

      The consolidated financial statements and the related consolidated financial statement schedule incorporated into this prospectus by reference from our Current Report on Form 8-K dated August 29, 2005, which updates Items 6, 7, 7A, 8 and 14 of our Annual Report on Form 10-K for the year ended December 31, 2004, and management's report on the effectiveness of internal control over financial reporting, incorporated into this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and include explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" described in Note 2, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements of Exelon Corporation and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the Definitive Joint Proxy Statement filed June 8, 2005 and June 13, 2005 which incorporated by reference the Exelon Corporation Current Report on Form 8-K filed by Exelon Corporation on May 13, 2005 and the financial statement schedule incorporated into this prospectus by reference to the Definitive Joint Proxy Statement filed June 8, 2005 and June 13, 2005 which incorporated by reference Exelon Corporation's Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

================================================================================

      No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of enterprise since the date hereof or that the information herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS

                                                                            PAGE

Where You Can Find More Information ......................................     2
Public Service Enterprise Group Incorporated .............................     3
General ..................................................................     3
Proposed Merger with Exelon Corporation ..................................     3
Risk Factors .............................................................     3
Forward-Looking Statements ...............................................    10
Description of the Common Stock ..........................................    12
The Enterprise Direct Plan ...............................................    13
Purpose ..................................................................    13
Administration ...........................................................    13
Inquiries ................................................................    13
Eligibility ..............................................................    13
Enrollment Procedures ....................................................    14
Shareholders .............................................................    14
Non-shareholders .........................................................    14
"Street Name" Holders/Transfer of Shares from a Broker ...................    14
Methods of Investment ....................................................    14
Direct Investment ........................................................    14
Automatic Investment .....................................................    14
Dividends ................................................................    15
Investment Dates .........................................................    15
Purchases of Common Stock ................................................    15
Sales of Common Stock ....................................................    16
Changing Plan Options ....................................................    16
Withdrawal from Enterprise Direct ........................................    17
Safekeeping ..............................................................    17
Direct Deposit of Dividends Not Reinvested ...............................    17
Gift/Transfer of Shares ..................................................    17
Service Fees .............................................................    18
Reports to Participants ..................................................    18
Stock Splits; Stock Dividends; Rights Offerings ..........................    18
Rights of Participants ...................................................    18
Responsibility of the Administrator and Us; Indemnification ..............    19
Modification or Termination of Enterprise Direct .........................    19
Interpretation of Enterprise Direct ......................................    19
Governing Law ............................................................    19
Termination of Participation .............................................    19
Income Tax Information ...................................................    19
Use of Proceeds ..........................................................    20
Plan of Distribution .....................................................    20
Legal Matters ............................................................    20
Experts ..................................................................    20

================================================================================

================================================================================

                                   [LOGO] PSEG

                                 Public Service
                                Enterprise Group
                                  Incorporated

                              Enterprise Direct(SM)

                           (Dividend Reinvestment And
                              Stock Purchase Plan)

                                 August __, 2005

                                   Prospectus

================================================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee.

      SEC registration fee...........................................   $ 22,960
      Printing and engraving.........................................     25,000
      Legal fees and expenses........................................     20,000
      Fees of accountants............................................     75,000
      NYSE Listing Fee...............................................     25,000
      Miscellaneous..................................................     32,040
                                                                        --------
      Total..........................................................   $200,000
                                                                        ========

Item 15. Indemnification of Directors and Officers.

      Under Section 14A:3-5 of the New Jersey Business Corporation Act, we:

            (1) have power to indemnify each director and officer (as well as our employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in our own right, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

            (2) have power to indemnify each director and officer against expenses in connection with any proceeding by or in our own right to procure a judgment in our favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to us, unless and only to the extent that the court determines that the director or officer is fairly reasonably entitled to indemnity for such expenses as the court shall deem proper;

            (3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

            (4) have power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not we would have the power to indemnify him against such expenses and liabilities under the statute.

      As used in the statute, expenses means reasonable costs, disbursements and counsel fees; liabilities means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties; and proceeding means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

      Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by us that the director or officer has not met the applicable standard of conduct.

      Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, by-law, or otherwise.

      Article 8, Section 1 of our Certificate of Amendment of Certificate of Incorporation provides as follows:

      1. Indemnification:

            The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

      Article 8, Section 2 of our Certificate of Amendment of Certificate of Incorporation provides as follows:

      2. Limitation of Liability:

            To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

      The amended and restated trust agreements for Trusts provide that no trustee, affiliate of any trustee or agents of any trustee (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of the respective Trust or its affiliates, or any officers, directors, stockholders, employees, representatives or agents of us or our affiliates or to any holders of preferred trust securities of the respective Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the respective Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the amended and restated trust agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions. The respective amended and restated trust agreement also provides that, to the fullest extent permitted by applicable law, we shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the respective Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the respective amended and restated trust agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions. The respective amended and restated trust agreement further provides that to the fullest extent permitted by applicable law, we shall, from time to time, advance (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon our receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to the amended and restated trust agreement.

      Our directors and officers are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and we are insured to the extent that we are required or permitted by law to indemnify the directors and officers for such loss. We pay premiums for such insurance.

Item 16. List of Exhibits.

Exhibit

5 Opinion of James T. Foran, Esquire relating to the validity of the Common Stock, including consent.

23a   Consent of Deloitte & Touche, LLP.

23b   Consent of PricewaterhouseCoopers, LLP.

23c   Consent of James T. Foran, Esquire (included in Exhibit 5).

24    Power of Attorney.

Item 17. Undertakings.

      We hereby undertake:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or
              Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (d) We hereby undertake that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Enterprise Group Incorporated, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 31st day of August 2005.

                                                 Public Service Enterprise Group
                                                 Incorporated

                                                 BY: /s/ THOMAS M. O'FLYNN
                                                     ---------------------------
                                                         Thomas M. O'Flynn
                                                      Executive Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

            Signature                      Capacity                   Date
            ---------                      --------                   ----

      /s/ Thomas M. O'Flynn      Principal Financial Officer     August 31, 2005
      ---------------------
        Thomas M. O'Flynn

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has also been signed by Thomas M. O'Flynn, Attorney-in-Fact, on behalf of the following persons in the capacities indicated on August 31, 2005.

                   Name                           Capacity
                   ----                           --------

            E. James Ferland           Principal Executive Officer and Director
            Patricia A. Rado           Principal Accounting Officer
            Caroline Dorsa             Director
            Ernest H. Drew             Director
            Albert R. Gamper, Jr.      Director
            Conrad K. Harper           Director
            William V. Hickey          Director
            Shirley Ann Jackson        Director
            Thomas A. Renyi            Director
            Richard J. Swift           Director

                                                 BY: /S/ THOMAS M. O'FLYNN
                                                     ---------------------------
                                                          Thomas M. O'Flynn
                                                          Attorney-In-Fact

                                  EXHIBIT INDEX

Exhibit
-------

5-1 Opinion of James T. Foran, Esquire relating to the validity of the Common Stock, including consent.

23a   Consent of Deloitte & Touche, LLP.

23b   Consent of PricewaterhouseCoopers, LLP.

23c   Consent of James T. Foran, Esquire (included in Exhibit 5).

24    Power of Attorney.